Exhibit 10

FIRST BANCORP
2007 EQUITY PLAN

STOCK OPTION AND PERFORMANCE
UNIT AWARD AGREEMENT

THIS STOCK OPTION AND PERFORMANCE UNIT AWARD AGREEMENT (this “Agreement”), made effective as of ____________, 2008 (the “Grant Date”), is by and between _____________________ (the “Participant”) and First Bancorp (the “Company”).

BACKGROUND STATEMENT

The Company maintains the First Bancorp 2007 Equity Plan (the “Plan”), which is incorporated into and forms a part of this Agreement, and the Participant has been selected by the Compensation Committee of the Company’s Board of Directors, which administers the Plan (the “Committee”), to receive the Awards specified in this Agreement pursuant to the Plan.  On the Grant Date, the Participant was granted the Awards described herein under the Plan and to be evidenced by this Agreement, which may be physically executed and delivered after the Grant Date.

NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:

1.Terms of Stock Option Award.

(a)           Grant of Options.  Pursuant to the Plan, the Company hereby grants to the Participant, as of the Grant Date, options (the “Options”) to purchase all or any part of an aggregate of _______ shares of the Company’s Common Stock (the “Option Shares”), subject to, and in accordance with, the terms and conditions set forth in this Agreement and the Plan.  The exercise price for the Options (the “Exercise Price”) is $______ per Option Share.  The Options and this Agreement are subject to all of the terms and conditions of the Plan, which terms and conditions are hereby incorporated by reference, and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

(b)           Nonqualified Stock Options.  The Options are not intended to constitute “incentive stock options” as that term is used in Section 422 of the Internal Revenue Code, as amended.

(c)           Period of Exercise.  Subject to the limitations of this Agreement (including, without limitation, the vesting requirements specified in this Agreement) and the Plan, the Options shall be exercisable for a period of ten years beginning on the Grant Date and ending on ____________, 2018 (the “Expiration Date”).

(d)           Vesting.  The Options shall vest in accordance with the terms of paragraph 3 of this Agreement.

(e)           Exercise of Options.  Subject to the terms of this Agreement and the Plan, the vested Options may be exercised in whole or in part by giving written notice to the Chief Financial Officer of the Company at its corporate headquarters prior to the Company’s close of business on the Expiration Date, or if the Expiration Date is not a business day, on the last business day that occurs prior to the Expiration Date.  Such notice shall specify the number of Option Shares that the Participant elects to purchase, and shall be accompanied by payment of the Exercise Price for the Option Shares indicated by the Participant’s election.  Payment shall be by cash or by check payable as directed by the Company, except as may otherwise be permitted in accordance with such rules and procedures, if any, as established by the Committee for such purpose from time to time.  The Options shall not be exercisable if and to the extent the Company determines that such exercise would violate applicable state or federal securities laws or the rules and regulations of any securities exchange on which the Company’s common stock is traded.  If the Company makes such a determination, it shall use all reasonable efforts to obtain compliance with such laws, rules and regulations.  In making any determination hereunder, the Company may rely on the opinion of counsel for the Company.

(f)           No Rights as Shareholder.  The Participant shall not have any rights of a shareholder with respect to the Option Shares until a stock certificate has been duly issued following exercise of the Options as provided herein.

2.            Terms of Performance Unit Award.

(a)           Pursuant to the Plan, the Company hereby grants the Participant, as of the Grant Date, an Award of units representing of the right to acquire ____ shares of the Company’s common stock (the “Performance Units”), which shall be subject to the terms and conditions of the Plan and this Agreement, including the vesting requirements specified in paragraph 3 of this Agreement.  The Performance Units may be settled only in shares of the Company’s common stock.  The period from the Grant Date until such Performance Units (or any applicable portion thereof) has vested in accordance with paragraph 3 of this Agreement shall be the Restriction Period applicable to such Performance Units (or any applicable portion thereof).

(b)           Until the expiration of the applicable Restriction Period, the Participant shall not have any rights of a shareholder with respect to the Performance Units until a stock certificate has been duly issued following issuance of the common stock underlying the Performance Units upon expiration of the applicable Restriction Period.

3.    Vesting.  Up to 1/3 of the total number of Option Shares and Performance Units granted pursuant to this Agreement may vest annually as of December 31 of each year beginning in 2010, if and to the extent that both (1) the Company’s performance goals with respect to earnings per share, as adjusted for FDIC Insurance (the “EPS Goals”) for the corresponding performance period specified in the table below has been met and (2) as of the Date of Vesting specified in the table below, the Participant would still be entitled, under the terms of the Plan, as modified by the terms of this paragraph 3, in the case of Options, to exercise such Options to receive such Option Shares and, in the case of Performance Units, to receive, free of the restrictions imposed by this Agreement and the Plan, the underlying shares of Company common stock represented by such Performance Units.  The table below shows the applicable performance periods, EPS Goals, dates of vesting, and number of Option Awards and Performance Unit Awards that would vest as of each date of vesting if conditions (1) and (2) above are met, based on whether the Company achieves the Threshold, Target, or Maximum EPS Goal for the applicable performance period.  To the extent the Company achieves an EPS Goal in excess of Threshold but less than Target, or in excess of Target but less than Maximum, the number of additional awards in excess of the level of EPS Goal achieved for which vesting condition (1) above will be deemed satisfied will be prorated to reflect the extent to which the Company’s performance fell between the EPS Goal achieved and the next higher EPS Goal.   If the Company fails to meet the Threshold EPS Goal for a particular performance period, all Option Shares and Performance Units subject to potential vesting based on performance for that performance period shall immediately terminate and be of no further force and effect; and if the Company meets either the Threshold or Target EPS Goal, but not the Maximum EPS Goal, for a particular performance period, such Options Shares and Performance Units subject to potential vesting based on performance for that performance period in excess of the level of EPS Goal achieved for that performance period (whether Threshold, plus any prorated amount, or Target, plus any prorated amount), shall immediately terminate and be of no further force and effect.

Performance Period Year Ended December 31,	EPS Goals			Date of Vesting (if Performance Goals are Achieved) Year Ended December 31,	# of Awards that Vest if EPS Goals and Time to Vesting is Met
					Threshold		Target		Maximum
	Threshold	Target	Maximum		Options	Performance Units	Options	Performance Units	Options	Performance Units
2008	***	***	***	2010
2009	***	***	***	2011
2010	***	***	***	2012

***           Information redacted in accordance with Instruction 2 to Item 402(e) of Regulation S-K.

In the event of a Participant’s Termination or a Change in Control of the Company, the vesting and exercisability of the Options and Performance Units represented hereby shall be governed by the terms of the Plan applicable to such Awards, except that, in lieu of the terms of Section 10.1(a) of the Plan, the following terms shall apply:  If the Participant’s Termination is due to death or Disability, all of the Participant’s then unvested Options or Performance Units with respect to which the EPS Goals for any applicable performance period have been met prior to the time of the Participant’s Termination shall become fully vested and, if applicable, exercisable, and all of the Participant’s Options or Performance Units with respect to which the EPS Goals for any applicable performance period have not been met prior to the time of Participant’s Termination shall immediately terminate and be of no further force and effect.  Upon the Participant’s Termination for any other reason, any Awards that are not vested and/or exercisable on the date of such Termination shall immediately terminate and be of no further force and effect.

4.    Transferability.  Except as otherwise approved by the Committee, an Award granted pursuant to this Agreement is not transferable other than as designated by the Participant by will, the laws of descent and distribution or a qualified domestic relations order.

5.    Beneficiary Designation.  Each Participant may name a beneficiary or beneficiaries to receive or exercise any vested Award that is unpaid or unexercised at the Participant’s death.  Unless otherwise provided in the beneficiary designation, each designation will revoke all prior designations made by the same Participant, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee.  If a Participant has not made an effective beneficiary designation, the deceased Participant’s beneficiary will be the Participant’s surviving spouse or, if none, the deceased Participant’s estate.  The identity of a Participant’s designated beneficiary will be based only on the information included in the latest beneficiary designation form completed by the Participant and will not be inferred from any other evidence.

6.    Administration.  The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, which shall have all powers with respect to this Agreement as it has with respect to the Plan (to the fullest extent permitted by the Plan).  Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding on all persons.

7.    Plan Governs.  Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which is attached hereto.  This Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan.  If and to the extent of a conflict between this Agreement and the terms of the Plan, the terms of the Plan will govern.

8.    No Right to Employment.  None of the actions of the Company in establishing the Plan, the actions taken by the Company, the Board or the Committee under the Plan, or the granting of any Award pursuant to this Agreement shall be deemed (a) to create any obligation on the part of the Company or any Subsidiary to retain the Participant in the employ of, or continue the provision of services to, the Company or any Subsidiary, or (b) to be evidence of any agreement or understanding, express or implied, that the Participant has a right to continue as an employee for any period of time or at any particular rate of compensation.

9.    Notices.  Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first-class mail.  Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt.  Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Company’s records, or if to the Company, at the Company’s corporate headquarters.

10.    Amendment.  Subject to the terms of the Plan, this Agreement may be amended or modified by (i) unilateral action of the Committee or (ii) written agreement of the Participant and the Company, in each case without the consent of any other person.

11.    Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

IN WITNESS WHEREOF, the Participant has executed this Agreement, and the Company has caused this Agreement to be executed in its name and on its behalf, effective as of the Grant Date.

Participant:

Print Name:

FIRST BANCORP

By:
Its:

5